                                                 MAGNA GROUP, INC.                                     EXHIBIT 11.1
                                    COMPUTATION OF NET INCOME PER COMMON SHARE                         ------------
                                                                                    THREE MONTHS ENDED MARCH 31
                                                                                        1997          1996
                                                                                        ----          ----
                                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Primary:
--------
    Average common shares outstanding                                                   29,984        28,251
    Net effect of stock options                                                            306           120
                                                                                        ------       -------
        Total                                                                           30,290        28,371
                                                                                        ======       =======

    Net income                                                                          $9,438       $14,343
        Less preferred stock dividends:
            Class B voting preferred                                                        (1)           (1)
                                                                                        ------       -------
    Primary net income                                                                  $9,437       $14,342
                                                                                        ======       =======

    Per common share:
        Net income                                                                       $0.31         $0.51
                                                                                        ======       =======

Fully Diluted:<FA>
------------------
    Average common shares outstanding                                                   29,984        28,251
    Net effect of stock options                                                            306           123
    Assumed conversion of:
        7% convertible subordinated capital notes                                          679           819
        8 3/4% convertible subordinated debentures                                          --            --
                                                                                        ------       -------
            Average common shares and common share equivalents                          30,969        29,193
                                                                                        ======       =======

    Primary net income                                                                  $9,437       $14,342
    Elimination of interest net of related tax effects on:
        7% convertible subordinated capital notes                                          136           173
        8 3/4% convertible subordinated debentures                                          --            --
                                                                                        ------       -------
    Fully diluted net income                                                            $9,573       $14,515
                                                                                        ======       =======

    Per common share:
        Net income                                                                       $0.31         $0.50
                                                                                        ======       =======

--------
<FA>For the three months ended March 31, 1997 and 1996, inclusion of common stock equivalents for the 8 3/4% convertible subordinated debentures in the computation of fully diluted net income per share results in antidilution, and therefore, these are excluded from the computation.